UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sysorex, Inc. (the “Company”), Systat Software, Inc. (“Systat”) and First Choice International Company, Inc. (“Lender”) entered into a Letter Agreement (“Letter Agreement”) dated as of March 19, 2021, providing for the advance payment by the Lender of $2,000,000 (“Advance”) to Systat on behalf of the Company. In consideration of the Advance, Systat agreed it would (a) enter into a Securities Settlement Agreement (“SSA”) with the Company for the cancellation of three promissory notes owed (or to be owed) by the Company in the aggregate principal amount of $3,300,000 (“Notes One - Three”) to Systat; and (b) assign a fourth note dated June 30, 2020, in the principal amount of $3,000,000 (“Fourth Note”) to Lender to be held as collateral pending repayment by the Company of the Advance as further set forth below.

In further consideration of the Advance, under the terms of an SSA (a form SSA is attached to the Letter Agreement), Systat has agreed that upon the Company’s issuance of shares of the Company’s restricted common stock to Systat in full satisfaction of the $3,300,000 in promissory notes and accrued interest owed to Systat, all indebtedness owed to Systat (other than debt arising from the Fourth Note) will be fully extinguished and cancelled. The number of shares to be issued will be determined at a later date.

The description of the Letter Agreement is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

The Company and the Lender are continuing to negotiate the terms of a loan agreement providing for repayment by the Company of the Advance as well as the terms of a second SSA to be entered into between the Lender and the Company whereby the Lender will cancel the Fourth Note on substantially similar terms as will be negotiated between the Company and Systat for Notes One-Three, except that the shares that are issued by the Company in consideration for cancellation of the Fourth Note shall be held by the Company’s transfer agent as collateral for the Advance and will only be released to the Lender in the event that the Company does not timely repay the Advance to Lender inclusive of accrued interest and any fees.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.02, is incorporated herein by reference. The shares of common stock that may be issued pursuant to the SSA will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

The Company currently has 494,311 shares of common stock outstanding, excluding any shares that may be issued pursuant to the SSA or previously disclosed pledge arrangements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of March 19, 2021 by and among Sysorex, Inc., Systat Software, Inc., and First Choice International Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: March 25, 2021	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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